Exhibit 99.1

Wesco Aircraft
New Segment Disclosure
(Dollars in thousands)

	Quarters Ended				Fiscal Year Ended	Quarters Ended				Fiscal Year Ended
	Sept 30, 2017	June 30, 2017	March 31, 2017	Dec 31, 2016	Sept 30, 2017	Sept 30, 2016	June 30, 2016	March 31, 2016	Dec 31, 2015	Sept 30, 2016
Net sales										
Americas	290,740	290,663	293,025	267,938	1,142,366	293,664	298,756	300,263	284,813	1,177,496
EMEA	63,835	65,898	64,434	63,905	258,072	65,340	69,531	70,024	70,057	274,952
APAC	6,977	7,346	7,140	7,528	28,991	6,591	6,898	6,456	4,973	24,918
Total net sales	361,552	363,907	364,599	339,371	1,429,429	365,595	375,186	376,742	359,843	1,477,366
Operating income										
Americas	22,673	(285,277)	27,075	22,027	(213,501)	30,817	34,538	33,889	34,914	134,159
EMEA	3,066	5,397	7,956	8,719	25,138	12,661	10,136	12,771	8,313	43,881
APAC	(96)	(1,960)	1,448	436	(172)	384	661	178	(27)	1,196
Total segment operating income	25,643	(281,840)	36,479	31,182	(188,535)	43,862	45,335	46,838	43,200	179,235
Corporate expenses	(5,673)	(5,379)	(4,282)	(4,925)	(20,260)	(3,611)	(5,292)	(5,468)	(6,115)	(20,486)
Total consolidated operating income	19,970	(287,219)	32,197	26,256	(208,795)	40,251	40,043	41,370	37,085	158,750
Operating margins										
Americas	7.8%	-98.1%	9.2%	8.2%	-18.7%	10.5%	11.6%	11.3%	12.3%	11.4%
EMEA	4.8%	8.2%	12.3%	13.6%	9.7%	19.4%	14.6%	18.2%	11.9%	16.0%
APAC	-1.4%	-26.7%	20.3%	5.8%	-0.6%	5.8%	9.6%	2.8%	-0.5%	4.8%
Total segment operating margin	7.1%	-77.4%	10.0%	9.2%	-13.2%	12.0%	12.1%	12.4%	12.0%	12.1%
Total consolidated operating margin	5.5%	-78.9%	8.8%	7.7%	-14.6%	11.0%	10.7%	11.0%	10.3%	10.7%
Other items										
Interest expense	10,292	9,613	8,843	11,073	39,821	9,465	9,325	9,114	8,997	36,901
Provision for income taxes	48,046	(66,969)	5,658	2,365	(10,901)	7,305	9,361	9,167	8,379	34,212
Total assets	1,754,107	1,773,666	2,000,402	1,958,045	1,754,107	1,948,578	1,990,887	2,019,108	2,020,416	1,948,578
Goodwill	266,644	266,644	577,759	576,729	266,644	579,865	581,359	586,943	588,759	579,865
Capital expenditures	(2,092)	(2,622)	(2,893)	(1,316)	(8,923)	(2,831)	(3,928)	(6,071)	(1,162)	(13,992)
Depreciation and amortization	7,540	7,340	6,744	6,729	28,352	7,137	6,790	7,055	6,997	27,980